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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                       APRIL RESULTS VS. PLAN                     Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                             April, 1997             Fiscal 1997 Yearto-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan(a)      Yr      Actual   Plan(a)      Yr
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $132.0   $139.4   $142.2     $432.6    $436.6    $438.7

FIFO  Margin     $       40.3     39.9     40.9      117.2     115.3     116.3
      Margin     %       30.5%    28.6%    28.8%      27.1%     26.4%     26.5%

Total Expenses          (39.9)   (40.3)   (39.2)    (127.6)   (128.3)   (126.2)

Other Income              1.8      1.9      1.9        5.5       5.4       5.4
                      -------- -------- --------  --------- --------- ---------
EBITDA                    2.2      1.5      3.6       (4.9)     (7.6)     (4.5)

Dep and Amort (net)      (0.5)    (0.5)    (0.4)      (1.5)     (1.5)     (1.2)
Net Interest Exp         (1.0)    (1.1)    (1.6)      (2.4)     (2.4)     (4.2)
Other Inc (Exp)             -        -        -       (0.2)        -         -
Non-Cash Inc Tax
      Ben (Exp)          (0.2)       -     (0.5)       3.1       3.9       2.9
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $0.5    ($0.1)    $1.1      ($5.9)    ($7.6)    ($7.0)
                      ======== ======== ========  ========= ========= =========


                                                   Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)     Yr
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $17.2     $27.1     $18.8
Merchandise Inventories, LIFO                        461.8     476.7     478.0
Other Current Assets                                  40.5      39.6      44.7
                                                  --------- --------- ---------
      Total Current Assets                           519.5     543.4     541.5
Net Fixed Assets                                      68.5      68.1      62.4
Long-Term Assets                                       7.3       4.5       5.8
                                                  --------- --------- ---------
      Total Assets                                  $595.3    $616.0    $609.7
                                                  ========= ========= =========

Trade Accounts Payable                              $154.2    $171.0    $171.6
Short-Term Debt (Revolver)                            73.1      85.0      83.5
Other Current Liabilities                            170.0     165.0     167.2
                                                  --------- --------- ---------
      Total Current Liabilities                      397.3     421.0     422.3

Long-Term Debt                                         9.2       9.2      14.0
Other Long-Term Liabilities                           33.7      33.9      37.9

Unfavorable Lease Liability                           16.7      16.5      18.3
Fresh-start Excess Net Assets (Negative Goodwill)     34.8      34.8      40.9

Paid-In-Capital                                       89.9      88.5      81.0
Retained Earnings (Deficit)                           13.7      12.1      (4.7)
                                                  --------- --------- ---------
      Total Stockholders' Equity                     103.6     100.6      76.3
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $595.3    $616.0    $609.7
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated February 27, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.


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